UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 22, 2017 athenahealth, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (617) 402-1000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 22, 2017, the Board of Directors (the “Board”) of athenahealth, Inc. (the “Company”), amended and restated the Company’s Amended and Restated Bylaws (the “Bylaws”) to change the voting standard for uncontested elections of directors from plurality voting to majority voting and to add a related resignation requirement. In particular, the amendments include the following related changes:

•
Pursuant to Article II, Section 16(a), the standard for uncontested elections of directors was changed to a majority voting standard so that a nominee for director will be elected to the Board if the number of shares voted “for” that director’s election exceeds the number of votes cast “against” that director;

•	Directors will continue to be elected by a plurality of the votes cast if the election is a contested election as defined in the Bylaws;

•
A proposed nominee must deliver an irrevocable letter of resignation as a director, effective upon such person’s failure to receive the required vote for reelection at the next meeting of stockholders at which such person would face reelection;

•
To the extent that an irrevocable resignation has not been previously received by the Board from an incumbent director, in an election that is not a contested election, if any incumbent director nominated for reelection fails to receive a majority of the votes cast in an election, such director will promptly tender his or her resignation to the Board; and

•
The Nominating and Corporate Governance Committee (the “NCG Committee”) will make a recommendation to the Board on whether to accept or reject an incumbent director’s resignation, or whether other action should be taken. The Board will act on the resignation, taking into account the NCG Committee’s recommendation, and publicly disclose its decision regarding the resignation and the rationale behind the decision within 90 days following certification of the election results. The NCG Committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant. If the Board does not accept the resignation, the incumbent director will continue to serve until the next annual meeting and until his or her successor is duly elected, or earlier resignation or removal.

Additionally, the Bylaws were amended to make additional ministerial and other changes including, but not limited to:

•
Revising Article I, Section 1 to specify who has the authority to call and set the date, time and place for an annual meeting of stockholders and the requisite vote of the Board required to approve a resolution calling an annual meeting and setting the date, time and place thereof;

•
Revising the advance notice provisions of Article I, Section 2 to clarify and enhance certain provisions, including requirements regarding the required timing of and process for delivery of a nomination for director at an annual or special meeting of directors, the information which must accompany a nomination, a requirement that a nomination be made by a stockholder of record “present in person”, as defined in the Bylaws (unless the meeting is held by remote communication), to enhance the definition of a “group” for purposes of the Bylaws and to require information about “stockholder associated persons”, as defined, and persons “acting in concert” as defined, to enhance the required information regarding any other business that the stockholder proposes to bring before the meeting, and to require that information be updated;

•
Enhancing Article I, Section 4 regarding the Board’s ability to postpone and reschedule a previously scheduled meeting of stockholders and providing that no separate notice is required if the meeting is postponed by not more than 60 days;

•	Enhancing Article I, Section 8 regarding the procedures regarding the provision of stockholder lists, including providing that such list may be made available electronically in certain circumstances;

•
Adding a new Article I, Section 11 regarding procedural provisions with respect to the conduct of stockholders’ meetings, including the powers of the presiding officer of the meeting and the appointment of a secretary for the meeting;

•
Adding a new Article I, Section 12 relating to electronic transmissions and communications, including permitting participation by directors and stockholders in meetings by means of remote communications; and

•	Revising Article V regarding the indemnification the Company provides to its directors, officers and other agents to, among other things, provide for mandatory advancement of expenses.

The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1 and incorporated in this Item 5.03 by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.    Description

3.1        Amended and Restated Bylaws of the Company, effective March 22, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.

By:	/s/ Dan Haley
Name:	Dan Haley
Title:	Senior Vice President, General Counsel and Secretary
Date: March 24, 2017

EXHIBIT INDEX

Exhibit No.    Description

3.1        Amended and Restated Bylaws of the Company, effective March 22, 2017